                                                                    EXHIBIT 99.1

            BRIGHTPOINT REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

o Revenue of $340 million
o Loss from continuing operations of $2.3 million, or $0.28 per diluted share
o Pro forma income from continuing operations of $1.1 million, or $0.14 per diluted share
o Net loss of $2.8 million, or $0.35 per diluted share
o Cash provided by operating activities of approximately $15 million
o Convertible Notes reduced to $71 thousand

         Indianapolis, Indiana - May 1, 2003 - Brightpoint, Inc. (NASDAQ: CELL) reported its financial results for the first quarter ended March 31, 2003. Unless otherwise noted, amounts pertain to the first quarter of 2003.

                            SUMMARY FINANCIAL RESULTS
                  (Amounts in thousands, except per share data)

                                                                                Three Months Ended
                                                              --------------------------------------------------------
                                                                 March 31,          March 31,          December 31,
                                                                   2003                2002                2002
                                                              ----------------    ---------------    -----------------
            Revenue                                           $     340,190       $     295,107      $     341,678

            Income (loss) from continuing operations          $      (2,260)      $      (3,297)     $       3,544

                 Pro forma income (loss) from continuing
                 operations (1)                               $       1,129       $      (3,297)     $       3,092

            Loss from discontinued operations                 $        (588)      $      (3,908)     $      (2,283)

            Net income (loss)                                 $      (2,848)      $     (47,953)     $       1,261

                     Pro forma net income (loss) (1)          $         541       $      (7,205)     $         809

            Diluted per share:

               Income (loss) from continuing operations       $       (0.28)      $       (0.41)     $        0.44

                   Pro forma income (loss) from continuing
                   operations (1)                             $        0.14       $       (0.41)     $        0.38

               Loss from discontinued operations              $       (0.07)      $       (0.49)     $       (0.28)

               Net income (loss)                              $       (0.35)      $       (6.01)     $        0.16

                     Pro forma net income (loss) (1)          $        0.07       $       (0.90)     $        0.10

              (1) The pro forma results for the first quarter of 2003 exclude a
                  $4.3 million pre-tax facility consolidation charge ($3.2 million net of tax) and a $158 thousand loss on extinguishment of debt, net of tax. The pro forma results for the first quarter of 2002 exclude the cumulative effect of a change in accounting principle (SFAS 142), net of tax, of $40.7 million. The pro forma results for the fourth quarter of 2002 exclude a $452 thousand gain on debt extinguishment, net of tax, which was reclassified to continuing operations in accordance with SFAS 145.

         In addition to the GAAP results provided throughout this release, the Company has provided non-GAAP measurements which present operating results on a pro forma basis excluding certain specified items. Reconciliations of GAAP results to non-GAAP measurements and details of the excluded items are provided in a supplemental table at the end of this release. The non-GAAP measures do not replace the presentation of the Company's GAAP financial results. The Company provided this supplemental non-GAAP information because it believes it provides meaningful comparisons of operating results of the Company's continuing operations for the periods presented in this release.

         Revenue was $340 million, an increase of 15% from $295 million in the first quarter of 2002. The increase in revenue was primarily attributable to strong market demand for our products in the Asia-Pacific region and the strengthening of foreign currencies against the U.S. dollar, which accounted for approximately six percentage points of the increase in revenue. These increases were offset by a decline in revenues in the Americas division due to a sales mix shift from product distribution revenue to fee-based logistics services revenue, the lack of availability of certain CDMA-based wireless devices, and the loss of customers due to industry consolidation. Total wireless devices handled were approximately 3.9 million, an increase of 11% from approximately 3.5 million wireless devices handled in the first quarter of 2002. As compared to the fourth quarter of 2002, revenue declined by less than 1% from $342 million as strong market demand for our products in the Asia-Pacific region was offset by a decline in revenues in the Americas division primarily due to the lack of availability of certain CDMA-based wireless devices and seasonality. Total wireless devices handled in the first quarter declined by 6% from approximately
4.2 million wireless devices handled in the fourth quarter of 2002.

         Gross margin was 5.5%, the same as in the first quarter of 2002, and declined from 6.2% in the fourth quarter of 2002. The decline in gross margin from the fourth quarter of 2002 is attributable to a higher proportion of revenue in the Asia-Pacific region, which generally has lower gross margins than the Company as a whole and which experienced a reduction in supplier incentives due to program changes. In addition, in the first quarter of 2003 the Company was generally unable to record a pro-rata portion of certain annual supplier incentives since it was unable to determine at such an early stage whether or not the full annual supplier incentives would be earned.

         Selling, general and administrative ("SG&A") expenses decreased by 13%, or $2.4 million, from the first quarter of 2002 to $16.1 million. SG&A declined by 2%, or $271 thousand, from $16.4 million in the fourth quarter of 2002. SG&A expenses declined to 4.7% of revenue from 6.3% in the first quarter of 2002 and from 4.8% in the fourth quarter of 2002. The improvement in SG&A, in dollars and as a percent of revenue, was driven by cost reduction action taken in the first half of 2002, which includes a reduction in personnel costs and corporate overhead costs.

         As announced on February 19, 2003, the Company consolidated its Richmond, California, call center into its Plainfield, Indiana, facility in its continuing efforts to reduce operating costs. By utilizing existing infrastructure, the Company expects to realize annual pre-tax cost savings of approximately $2.0 million to $2.5 million beginning in the second quarter of 2003. The Company recorded a pre-tax charge of $4.3 million relating to the facility consolidation which includes the present value of estimated lease costs, net of an anticipated sublease, non-cash losses on the disposal of assets, severance and other costs. In the second quarter of 2003, the Company anticipates recording additional amounts of up to $200 thousand relating to severance and other costs associated with the facility consolidation. Total cash outflows relating to the charge were approximately $45 thousand and are expected to be approximately $700 thousand in the second quarter of 2003.

         Operating loss from continuing operations (including the facility consolidation charge) was $1.6 million, an improvement of $700 thousand from the first quarter of 2002 and a decline of $6.6 million from the fourth quarter of 2002. Excluding the facility consolidation charge, pro forma operating income from continuing operations was $2.7 million, an improvement of $5.0 million from the first quarter of 2002 and a decline of $2.3 million from the fourth quarter of 2002. The improvement in pro forma operating income from continuing operations from the first quarter of 2002 is due to the increase in revenue and the reduction in SG&A as described above. The decline in pro forma operating income from continuing operations from the fourth quarter of 2002 is attributable to the reduction in gross margin as described above.

         Pro forma operating income from continuing operations before depreciation and amortization was $6.1 million. This compares to pro forma operating income from continuing operations before depreciation and amortization of $500 thousand in the first quarter of 2002 and $8.4 million in the fourth quarter of 2002.

         Interest expense was $371 thousand, a reduction of $2.1 million from the first quarter of 2002. As compared to the fourth quarter of 2002, interest expense was reduced by $154 thousand. These reductions are the direct result of the Convertible Note repurchases by the Company and the reduction of other debt.

         Other expenses were $746 thousand, an increase of $617 thousand from the first quarter of 2002. The increase from the first quarter of 2002 is due in part to the Company's accrual of $275 thousand in connection with the preliminary settlement of the shareholder derivative action pending in Marion Circuit Court, Indianapolis, Indiana, as previously announced on April 30, 2003 and fees relating to an increased level of accounts receivable sales. As compared to the fourth quarter of 2002, other expenses increased by $306 thousand primarily due to the shareholder derivative action settlement costs.

         In the first quarter of 2003 the Company repurchased 21,803 of its 21,932 outstanding zero-coupon, subordinated convertible notes due in the year 2018 ("Convertible Notes"). Of the repurchased Convertible Notes, 4,201 were repurchased pursuant to the exercise of a put option on March 11, 2003 by the holders of the Convertible Notes that required the Company to repurchase outstanding Convertible Notes at an accreted value of approximately $552 per Convertible Note. The aggregate purchase price for all of these repurchases was $12 million ($549 per Convertible Note) which approximated their accreted value. On March 31, 2003, 129 Convertible Notes were outstanding with an accreted value of $71 thousand and on April 30, 2003, the Company redeemed all of the outstanding Convertible Notes.

         Loss from discontinued operations of $588 thousand, or $0.07 per share, was primarily due to unrealized foreign currency translation losses caused by the strengthening of foreign currencies relative to the U.S. dollar.

         Cash and cash equivalents (unrestricted) were approximately $45 million. Pledged cash was approximately $14 million. The cash conversion cycle was 6 days as compared to 27 days in the first quarter of 2002 and 11 days for the fourth quarter of 2002. Net cash provided by operating activities was approximately $15 million compared to net cash used in operating activities of $18 million in the first quarter of 2002 and net cash provided by operating activities of $28 million in the fourth quarter of 2002. Capital expenditures were $1.3 million during the first quarter of 2003. At March 31, 2003, total debt was $8.5 million resulting in a debt-to-total-capitalization ratio of 7%. The Company's liquidity (unrestricted cash and unused borrowing availability) was approximately $86 million as of March 31, 2003 compared to approximately $85 million as of December 31, 2002.

         We have examined our practice of providing forward-looking financial guidance and have made the decision to no longer provide forward-looking financial guidance. We believe that our decision is consistent with emerging corporate disclosure trends seen in financial markets today. Accordingly, we retract the previous financial guidance for the second quarter of 2003, which we had provided in our press release dated February 19, 2003.

         "Our results in the first quarter speak volumes about Brightpoint's ability to adjust well to challenging economic and industry conditions," said Robert J. Laikin, Brightpoint's Chief Executive Officer. "I am confident that we have the right team and strategy in place to achieve our objectives. Our commitment to shareholder value and profitability is unwavering."

         "This is our third sequential quarter of strong financial results and our fourth sequential quarter of generating positive cash flow," said Frank Terence, Brightpoint's Chief Financial Officer. "This has enabled us to reduce our debt load from 62% in the first quarter of last year to 7% in the first quarter of 2003 and has put us in a good position to redirect our focus towards profitable growth opportunities."

         Brightpoint is one of the world's largest distributors of mobile phones. Brightpoint supports the global wireless telecommunications and data industry, providing quickly deployed, flexible and cost effective third party solutions. Brightpoint's innovative services include distribution, channel management, fulfillment, eBusiness solutions and other outsourced services that integrate seamlessly with its customers. Additional information about

Brightpoint can be found on its website at www.brightpoint.com or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL
(877-447-2355).

         Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-K and the cautionary statements contained in Exhibit 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, the impact on our business of the war in Iraq and increased conflict in other countries, the impact that Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy, uncertainties relating to customer plans and commitments, lack of demand for our products and services in certain markets, loss of significant customers, difficulties collecting our accounts receivable, and significant payment obligations under certain leases and other contractual obligations. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.

                                BRIGHTPOINT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                            Three Months Ended
                                                                                                 March 31
                                                                                 ------------------------------------------
                                                                                        2003                  2002
                                                                                 -------------------    -------------------
Revenue                                                                          $        340,190       $        295,107
Cost of revenue                                                                           321,393                278,877
                                                                                 -------------------    -------------------
Gross profit                                                                               18,797                 16,230

Selling, general and administrative expenses                                               16,111                 18,537
Facility consolidation charge                                                               4,280                      -
                                                                                 -------------------    -------------------
Operating loss from continuing operations                                                  (1,594)                (2,307)

Interest expense                                                                              371                  2,482
Loss on debt extinguishment                                                                   265                      -
Other expenses                                                                                746                    129
                                                                                 -------------------    -------------------
Loss from continuing operations before income taxes                                        (2,976)                (4,918)

Income tax benefit                                                                           (716)                (1,621)
                                                                                 -------------------    -------------------
Loss from continuing operations                                                            (2,260)                (3,297)

Discontinued operations:
    Loss from discontinued operations                                                        (273)                (4,284)
    Gain (loss) on disposal of discontinued operations                                       (315)                   376
                                                                                 -------------------    -------------------
Total discontinued operations                                                                (588)                (3,908)

Total loss before cumulative effect of an accounting change                                (2,848)                (7,205)

Cumulative effect of a change in accounting principle, net of tax                               -                (40,748)
                                                                                 -------------------    -------------------
Net loss                                                                         $         (2,848)      $        (47,953)
                                                                                 ===================    ===================

Basic per share:
    Loss from continuing operations                                              $          (0.28)      $          (0.41)
    Discontinued operations                                                                 (0.07)                 (0.49)
    Cumulative effect of a change in accounting principle, net of tax                          -                   (5.11)
                                                                                 -------------------    -------------------
    Net loss                                                                     $          (0.35)      $          (6.01)
                                                                                 ===================    ===================

Diluted per share:
    Loss from continuing operations                                              $          (0.28)      $          (0.41)
    Discontinued operations                                                                 (0.07)                 (0.49)
    Cumulative effect of a change in accounting principle, net of tax                          -                   (5.11)
                                                                                 -------------------    -------------------
    Net loss                                                                     $          (0.35)      $          (6.01)
                                                                                 ===================    ===================

Weighted average common shares outstanding:
    Basic                                                                                   8,023                  7,982
                                                                                 ===================    ===================
    Diluted                                                                                 8,023                  7,982
                                                                                 ===================    ===================


                               BRIGHTPOINT, INC.
                          CONSOLIDATED BALANCE SHEETS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                               March 31,         December 31,         March 31,
                                                                  2003               2002               2002
                                                           ------------------ ------------------  -----------------
   ASSETS
   Current assets:
     Cash and cash equivalents                                $     44,642      $       43,798       $     48,941
     Pledged cash                                                   14,332              14,734             32,417
     Accounts receivable (less allowance for doubtful
       accounts of $5,501, $5,328 and $5,605,
       respectively)                                                99,574             111,771            159,037
     Inventories                                                    77,023              73,472             96,437
     Contract financing receivable                                  18,811              16,960             37,250
     Other current assets                                           12,390              12,867             29,164
                                                           ------------------ ------------------  -----------------
   Total current assets                                            266,772             273,602            403,246

   Property and equipment                                           32,738              35,696             44,571
   Goodwill and other intangibles                                   15,298              14,153             20,339
   Other assets                                                     12,480              12,851             20,309
                                                           ------------------ ------------------  -----------------
   Total assets                                               $    327,288      $      336,302       $    488,465
                                                           ================== ==================  =================

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                                         $    139,657      $      129,621       $    128,453
     Accrued expenses                                               46,924              48,816             52,453
     Unfunded portion of contract financing receivable              19,502              22,102             34,896
     Lines of credit, short-term                                        49                  51             10,969
     Convertible notes, short-term                                      71              12,017            132,953
                                                           ------------------ ------------------  -----------------
   Total current liabilities                                       206,203             212,607            359,724
                                                           ------------------ ------------------  -----------------

   Long-term liabilities:
     Minority interest                                                   -                   -              4,153
     Lines of credit                                                 8,356              10,052             23,222
                                                           ------------------ ------------------  -----------------
   Total long-term liabilities                                       8,356              10,052             27,375
                                                           ------------------ ------------------  -----------------

                                                           ------------------ ------------------  -----------------
   Total stockholders' equity                                      112,729             113,643            101,366
                                                           ------------------ ------------------  -----------------
   Total liabilities and stockholders' equity                 $    327,288      $      336,302       $    488,465
                                                           ================== ==================  =================

REVENUE BY DIVISION
     (Amounts in thousands)

                                                       Three Months Ended
                              ----------------------------------------------------------------------  Change from   Change from
                              March 31,   Percent   March 31,   Percent    December 31,   Percent     Q1 2002 to     Q4 2002 to
                                 2003     of Total     2002     of Total       2002       of Total      Q1 2003       Q1 2003
                              ----------- --------- ----------- --------- --------------- ---------- -------------- -------------
The Americas                      $94,827       28%   $131,626       45%     $111,476          33%       (28%)          (15%)
Asia-Pacific                      176,405       52%    111,708       38%      154,545          45%        58%            14%
Europe                             68,958       20%     51,773       17%       75,657          22%        33%            (9%)
                              ----------- --------- ----------- --------- --------------- ---------- -------------- -------------
        Total                    $340,190      100%   $295,107      100%     $341,678         100%        15%            **
                              =========== ========= =========== ========= =============== ========== ============== =============

         ** Less than 1%


REVENUE BY SERVICE LINE
     (Amounts in thousands)

                                                       Three Months Ended
                              ----------------------------------------------------------------------  Change from   Change from
                              March 31,   Percent   March 31,   Percent    December 31,   Percent     Q1 2002 to     Q4 2002 to
                                 2003     of Total     2002     of Total       2002       of Total      Q1 2003       Q1 2003
                              ----------- --------- ----------- --------- --------------- ---------- -------------- -------------
Sales of wireless devices        $271,713      80%     $227,098      77%     $279,361          82%        20%            (3%)
Accessory programs                 16,476       5%       30,442      10%       17,696           5%       (46%)           (7%)
Integrated logistics services      52,001      15%       37,567      13%       44,621          13%        38%            17%
                              ----------- --------- ----------- --------- --------------- ---------- -------------- -------------
        Total                    $340,190      100%    $295,107     100%     $341,678         100%        15%            **
                              =========== ========= =========== ========= =============== ========== ============== =============

** Less than 1%


UNITS HANDLED
     (Amounts in thousands)

                                                       Three Months Ended
                              ----------------------------------------------------------------------  Change from   Change from
                              March 31,   Percent   March 31,   Percent    December 31,   Percent     Q1 2002 to     Q4 2002 to
                                 2003     of Total     2002     of Total       2002       of Total      Q1 2003       Q1 2003
                              ----------- --------- ----------- --------- --------------- ---------- -------------- -------------
Sales of wireless devices           1,857       47%       1,632      46%          1,924        46%        14%            (3%)
Logistics services                  2,079       53%       1,906      54%          2,272        54%         9%            (8%)
                              ----------- --------- ----------- --------- --------------- ---------- -------------- -------------
        Total                       3,936      100%       3,538     100%          4,196       100%        11%            (6%)
                              =========== ========= =========== ========= =============== ========== ============== =============


CASH CONVERSION CYCLE DAYS

                                                    March 31,            March 31,          December 31,
                                                      2003                 2002                 2002
                                                 ----------------      --------------     -----------------
Days sales outstanding in accounts receivable             25                    38                 28
Days inventory on-hand                                    23                    29                 22
Days payable outstanding                                 (42)                  (40)               (39)
                                                 ----------------      --------------     -----------------
        Cash Conversion Cycle Days                         6                    27                 11
                                                 ================      ==============     =================

RECONCILIATION OF GAAP TO PRO FORMA AND OTHER AMOUNTS
     (Amounts in thousands, except per share data)

                                                                                         Three Months Ended
                                                                       --------------------------------------------------------
                                                                          March 31,           March 31,         December 31,
                                                                            2003                2002                2002
                                                                       ----------------    ----------------    ----------------
Operating income (loss) from continuing operations - GAAP
presentation                                                           $      (1,594)      $      (2,307)      $       4,961
 Facility consolidation charge                                                 4,280                   -                   -
                                                                       ----------------    ----------------    ----------------
     Operating income (loss) from continuing operations - Pro Forma
     presentation                                                      $       2,686       $      (2,307)      $       4,961
                                                                       ================    ================    ================

Income (loss) from continuing operations - GAAP presentation           $      (2,260)      $      (3,297)      $       3,544
Facility consolidation charge, net of tax                                      3,231                   -                   -
 (Gain) loss on debt extinguishment, net of tax                                  158                   -                (452)
                                                                       ----------------    ----------------    ----------------
     Income (loss) from continuing operations - Pro Forma
     presentation                                                      $       1,129       $      (3,297)      $       3,092
                                                                       ================    ================    ================

Net income (loss) - GAAP presentation                                  $      (2,848)      $     (47,953)      $       1,261
Facility consolidation charge, net of tax                                      3,231                   -                   -
 (Gain) loss on debt extinguishment, net of tax                                  158                   -                (452)
 Cumulative effect of a change in accounting principle, net of tax                 -              40,748                   -
                                                                       ----------------    ----------------    ----------------
     Net income (loss) - Pro Forma presentation                        $         541       $      (7,205)      $         809
                                                                       ================    ================    ================

Per Share Amounts (diluted):

Income (loss) from continuing operations - GAAP presentation           $       (0.28)      $       (0.41)      $        0.44
Facility consolidation charge, net of tax                                       0.40                   -                -
 (Gain) loss on debt extinguishment, net of tax                                 0.02                   -               (0.06)
                                                                       ----------------    ----------------    ----------------
     Income (loss) from continuing operations - Pro Forma
     presentation                                                      $        0.14       $       (0.41)      $        0.38
                                                                       ================    ================    ================

Net income (loss) - GAAP presentation                                  $       (0.35)      $       (6.01)      $        0.16
Facility consolidation charge, net of tax                                       0.40                   -                   -
 (Gain) loss on debt extinguishment, net of tax                                 0.02                   -               (0.06)
 Cumulative effect of a change in accounting principle, net of tax                 -                5.11                   -
                                                                       ----------------    ----------------    ----------------
     Net income (loss) - Pro Forma presentation                        $        0.07       $       (0.90)      $        0.10
                                                                       ================    ================    ================

Other Amounts:

Operating income (loss) from continuing operations - GAAP
presentation                                                           $      (1,594)      $      (2,307)      $       4,961
Facility consolidation charge                                                  4,280                   -                   -
Depreciation and amortization                                                  3,387               2,804               3,474
                                                                       ----------------    ----------------    ----------------
    Pro forma operating income from continuing operations before
    depreciation and amortization                                      $       6,073       $         497       $       8,435
                                                                       ================    ================    ================

         In addition to the GAAP results provided throughout this document, the Company has provided non-GAAP measurements which present operating results on a pro forma basis excluding certain specified items. Details of the excluded items are presented in the table above. The non-GAAP measures do not replace the presentation of the Company's GAAP financial results. The Company has provided this supplemental non-GAAP information because it believes it provides meaningful comparisons of the Company's continuing operations for the periods presented in this release.